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                                                                     EXHIBIT 4.2
                                PHOTOCOMM, INC.

                 NON-EMPLOYEE DIRECTORS STOCK OPTION AGREEMENT



         BY THIS DIRECTORS STOCK OPTION AGREEMENT (the "Agreement"), PHOTOCOMM, INC., an Arizona corporation (the "Company"), and the undersigned, a non-employee director of the Company (the "Optionee"), desire to establish the terms and conditions upon which the Company is willing to grant the Optionee, and upon which the Optionee is willing to accept from the Company, an Option to purchase shares of Common Stock from the Company, pursuant to the terms and conditions of the Company's Non-Employee Directors Stock Option Plan (the "Plan"). The Company and the Optionee hereby agree as follows:

         1. The Plan. All the terms, conditions and definitions of the Plan are hereby incorporated by reference into this Agreement, as if fully set forth herein.

         2.      Terms of Grant.

                 (a)      Grant Date: ____________, 19___

                 (b) Number of Shares Subject to Option: _____ Shares of Common Stock

                 (c)      Exercise Price:  $_______


         DATED:  _______________ 19___

                                        PHOTOCOMM, INC.,
                                        an Arizona corporation



                                        By  ___________________________________
                                              Robert R. Kauffman, President


                                        OPTIONEE:


                                        _______________________________________